                                                                     EXHIBIT 2.1

     AGREEMENT AND PLAN OF MERGER between BLENCATHIA ACQUISITION CORPORATION, a Delaware corporation ("Blencathia"), and INTERNATIONAL FUEL TECHNOLOGY, INC., a Nevada corporation ("International Fuel"), Blencathia and International Fuel being sometimes referred to herein as the "Constituent Corporations."

     WHEREAS, the board of directors of each Constituent Corporation deems it advisable that the Constituent Corporations merge into a single corporation in a transaction intended to qualify as a reorganization within the meaning of
(S)368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("the Merger");

     NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

     1. Surviving Corporation. Blencathia shall be merged with and into International Fuel which shall be the surviving corporation in accordance with the applicable laws of International Fuel's state of incorporation.

     2. Merger Date. The Merger shall become effective (the "Merger Date") upon the completion of:

          2.1. Adoption of this agreement by Blencathia pursuant to the General Corporation Law of Delaware and by International Fuel pursuant to the Nevada Revised Statutes and the Nevada General Corporation Law.

          2.2. Execution and filing by International Fuel of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the Nevada Revised Statutes and the Nevada General Corporation Law; and

          2.3. Execution and filing by Blencathia of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of Delaware.

     3. Time of Filings. The Articles of Merger shall be filed with the Department of State of the State of Nevada and the Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval, as required, of this agreement by the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.

     4. Governing Law. The surviving corporation shall be governed by the laws of the state of incorporation of International Fuel.

     5. Articles of Incorporation. The Articles of Incorporation of International Fuel shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date, subject to the right of International Fuel to amend its Certificate of Incorporation in accordance with the laws of the State of its incorporation.

     6. Bylaws. The Bylaws of the surviving corporation shall be the Bylaws of International
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AGREEMENT AND PLAN OF MERGER                                       PAGE NUMBER 2
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Fuel as in effect on the date of this agreement.

     7. Board of Directors and Officers. The officers and directors of International Fuel, or such other persons as shall be selected by International Fuel, shall be the officers and directors of the surviving corporation following the Merger Date.

     8. Name of Surviving Corporation. The name of the surviving corporation will continue as "International Fuel Technology, Inc." unless changed by International Fuel.

     9. Conversion. The mode of carrying the Merger into effect and the manner and basis of converting the shares of Blencathia into shares of International Fuel are as follows:

          9.1. The aggregate number of shares of Blencathia Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into an aggregate of 300,000 shares of International Fuel Common Stock adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below),

          9.2. Upon completion of the Merger, there shall be 16,693,901 shares of International Fuel Common Stock issued and outstanding, subject to such adjustments, held as follows: 300,000 common shares held by the former shareholders of Blencathia and 16,393,901 common shares held by the shareholders of International Fuel.

          9.3. All outstanding Common or Preferred Stock of Blencathia and all warrants, options or other rights to its Common or Preferred Stock shall be retired and canceled as of the Merger Date.

          9.4. Each share of Blencathia Common Stock that is issued and outstanding owned by Blencathia as treasury stock shall, by virtue of the Merger and without any action on the part of Blencathia, be retired and canceled as of the Merger Date.

          9.5. Each certificate evidencing ownership of shares of International Fuel Common Stock issued and outstanding on the Merger Date or held by International Fuel in its treasury shall continue to evidence ownership of the same number of shares of International Fuel Common Stock.

          9.6. International Fuel Common Stock shall be issued to the holders of Blencathia Common Stock in exchange for their shares on a pro rata basis in accordance with each holder's relative ownership of the Blencathia Common Stock that is being exchanged.

          9.7. The shares of International Fuel Common Stock to be issued in exchange for Blencathia Common Stock hereunder shall be proportionately reduced by any shares owned by Blencathia shareholders who shall have timely objected to the Merger (the "Dissenting Shares") in accordance with the provisions of the General Corporation Law of Delaware, as provided therein.

     10. Exchange of Certificates. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Blencathia
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AGREEMENT AND PLAN OF MERGER                                       PAGE NUMBER 3
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Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of International Fuel Common Stock into which the shares of Blencathia Common Stock represented by the certificate or certificates so surrendered shall have been converted. Any exchange of fractional shares will be rounded up to the next highest number of full shares. International Fuel may, in its discretion, require a bond in customary form before issuing any share certificate where a corresponding share certificate has not been delivered by a shareholder of Blencathia because of loss or other reason.

     11. Unexchanged Certificates. Until surrendered, each outstanding certificate that prior to the Merger Date represented Blencathia Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of International Fuel Common Stock into which it was converted. No dividend or other distribution payable to holders of International Fuel Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Blencathia Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of International Fuel Common Stock represented thereby.

     12. Effect of the Merger. On the Merger Date, the separate existence of Blencathia shall cease (except insofar as continued by statute), and it shall be merged with and into International Fuel. All the property, real, personal, and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in International Fuel, without further act or deed. International Fuel shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against International Fuel.

     13. Representations and Warranties of Blencathia. Blencathia represents and warrants that:

          13.1. Corporate Organization and Good Standing. Blencathia is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

          13.2. Reporting Company Status. Blencathia has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to (S) 12(g) thereunder.

          13.3. Reporting Company Filings. Blencathia has timely filed and is current on all reports required to be filed by it pursuant to (S) 13 of the Securities Exchange Act of 1934.
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AGREEMENT AND PLAN OF MERGER                                       PAGE NUMBER 4
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          13.4. Capitalization. Blencathia's authorized capital stock consists of 120,000,000 shares of Common Stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

          13.5. Issued Stock. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

          13.6. Stock Rights. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Blencathia Common or Preferred Stock issued or committed to be issued.

          13.7. Corporate Authority. Blencathia has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

          13.8. Authorization. Execution of this agreement has been duly authorized and approved by Blencathia's board of directors.

          13.9. Subsidiaries. Except as set out by attached schedule, Blencathia has no subsidiaries.

          13.10. Financial Statements. Blencathia's financial statements dated June 30, 1999, copies of which will have been delivered by Blencathia to International Fuel prior to the Merger Date (the "Blencathia Financial Statements"), fairly present the financial condition of Blencathia as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

          13.11. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Blencathia Financial Statements, Blencathia did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

          13.12. No Material Changes. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Blencathia since the date of the Blencathia Financial Statements.

          13.13. Litigation. Except as set out by attached schedule, there is not, to the knowledge of Blencathia, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Blencathia or against any of its officers.

          13.14. Contracts. Except as set out by attached schedule, Blencathia is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.
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AGREEMENT AND PLAN OF MERGER                                       PAGE NUMBER 5
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          13.15. Title. Except as set out by attached schedule, Blencathia has good and marketable title to all the real property and good and valid title to all other property included in the Blencathia Financial Statements. Except as set out in the balance sheet thereof, the properties of Blencathia are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Blencathia.

          13.16. Tax Returns. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Blencathia for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or, if any is outstanding as at the date hereof, provision has been made prorated to the Merger Date hereof to be an adjustment to the credit of International Fuel payable to International Fuel on the Merger. The provisions for federal and state taxes reflected in the Blencathia Financial Statements are adequate to cover any such taxes that may be assessed against Blencathia in respect of its business and its operations during the periods covered by the Blencathia Financial Statements and all prior periods.

          13.17. No Violation. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Blencathia is subject or by which Blencathia is bound.

     14. Representations and Warranties of International Fuel. International Fuel represents and warrants that:

          14.1. Corporate Organization and Good Standing. International Fuel is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its properly or business requires such qualification.

          14.2. Capitalization. International Fuel's authorized capital stock consists of 150,000,000 shares of Common Stock, $0.01 par value, of which 16,393,901 shares are issued and outstanding. There are no preferred shares authorized.

          14.3. Issued Stock. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

          14.4. Stock Rights. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain international Fuel Common or Preferred Stock issued or committed to be issued.

          14.5. Corporate Authority. International Fuel has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this

AGREEMENT AND PLAN OF MERGER                                       PAGE NUMBER 6
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Agreement and all other agreements and instruments related to this agreement.

          14.6. Authorization. Execution of this agreement has been duly authorized and approved by International Fuel's board of directors.

          14.7. Subsidiaries. Except as set out by attached schedule, International Fuel has no subsidiaries.

          14.8. Financial Statements. International Fuel's financial statements dated as of ________copies of which will have been delivered by International Fuel to Blencathia prior to the Merger Date (the "International Fuel Financial Statements"), fairly present the financial condition of International Fuel as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

          14.9. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the International Fuel Financial Statements, International Fuel did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

          14.10. No Material Changes. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of International Fuel since the date of the International Fuel Financial Statements.

          14.11. Litigation. Except as set out by attached schedule, there is not, to the knowledge of International Fuel, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against International Fuel or against any of its officers.

          14.12. Contracts. Except as set out by attached schedule, International Fuel is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

          14.13. Title. Except as set out by attached schedule, International Fuel has good and marketable title to all the real property and good and valid title to all other property included in the International Fuel Financial Statements. Except as set out in the balance sheet thereof, the properties of International Fuel are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of International Fuel.

          14.14. Tax Returns. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by International Fuel for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign, and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or, if any is outstanding as at the date hereof,
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AGREEMENT AND PLAN OF MERGER                                       PAGE NUMBER 7
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provisions for federal and state taxes reflected in the International Fuel
Financial Statements are adequate to cover any such taxes that may be assessed against International Fuel in respect of its business and its operations during the periods covered by the International Fuel Financial Statements and all prior periods.

          14.15. No Violation. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of International Fuel is subject or by which International Fuel is bound.

     15. Conduct of Blencathia Pending the Merger Date. Blencathia covenants that between the date of this Agreement and the Merger Date:

          15.1. No change will be made in Blencathia's articles of incorporation or bylaws.

          15.2. Blencathia will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

          15.3. Blencathia will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     16. Conduct of International Fuel Pending the Merger Date. International Fuel covenants that between the date of this agreement and the Merger Date:

          16.1. No change will be made in International Fuel's certificate or articles of incorporation or bylaws.

          16.2. International Fuel will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.

          16.3. International Fuel will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     17. Conditions Precedent to Obligation of Blencathia. Blencathia's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by
Blencathia:

          17.1. International Fuel's Representations and Warranties. The representations and warranties of International Fuel set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

          17.2. International Fuel's Covenants. International Fuel shall have performed all

AGREEMENT AND PLAN OF MERGER                                       PAGE NUMBER 8
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covenants required by this agreement to be performed by it on or before the
Merger Date.

          17.3. Approval. This agreement shall have been approved by International Fuel in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

          17.4. Supporting Documents of International Fuel. International Fuel shall have delivered to Blencathia supporting documents in form and substance satisfactory to Blencathia to the effect that:

          (i) International Fuel is a corporation duly organized, validly existing, and in good standing.

          (ii) International Fuel's authorized and issued capital stock is as set forth herein.

          (iii) The execution and adoption of this agreement have been duly authorized by International Fuel in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     18. Conditions Precedent to Obligation of International Fuel. International Fuel's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by International Fuel:

          18.1. Blencathia's Representations and Warranties. The representations and warranties of Blencathia set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

          18.2. Blencathia's Covenants. Blencathia shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

          18.3. Approval. This agreement shall have been approved by Blencathia in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

          18.4. Supporting Documents of Blencathia. Blencathia shall have delivered to International Fuel supporting documents in form and substance satisfactory to International Fuel to the effect that:

          (i) Blencathia is a corporation duly organized, validly existing, and in good standing.

          (ii) Blencathia's authorized and issued capital stock is as set forth herein.

          (iii) The execution and adoption of this agreement have been duly authorized by Blencathia in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

AGREEMENT AND PLAN OF MERGER                                       PAGE NUMBER 9
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     19. Access. From the date hereof to the Merger Date, International Fuel and
Blencathia shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated, all documents received in connection with this agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

     20. Closing.

          20.1. The transfers and deliveries to be made pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

          20.2. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

          20.3. At the Closing, Blencathia shall deliver to the Exchange Agent in satisfactory form, if not already delivered to International Fuel:

          (i) A list of the holders of record of the shares of Blencathia Common Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of International Fuel Common Stock to be issued to each holder;

          (ii) Evidence of the execution and adoption of this agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

          (iii) Certificate of the Secretary of State of Delaware as of a recent date as to the good standing of Blencathia;

          (iv) Certified copies of the resolutions of the board of directors of Blencathia authorizing the execution of this agreement and the consummation of the Merger;

          (v) The Blencathia Financial Statements;

          (vi) Secretary's certificate of incumbency of the officers and directors of Blencathia;

          (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

          (viii) the share certificates for the outstanding Common Stock of Blencathia to be

AGREEMENT AND PLAN OF MERGER                                      PAGE NUMBER 10
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exchanged hereunder or, where any such certificate is not delivered, an affidavit of lost certificate or other reason for non-delivery.

          20.4. At the Closing, International Fuel shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Blencathia:

          (i) A list of its shareholders of record;

          (ii) Evidence of the execution and adoption of this agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

          (iii) Certificate of the Secretary of State of its state of incorporation as of a recent date as to the good standing of International Fuel;

          (iv) Certified copies of the resolutions of the board of directors of International Fuel authorizing the execution of this agreement and the consummation of the Merger;

          (v) The International Fuel Financial Statements;

          (vi) Secretary's certificate of incumbency of the officers and directors of International Fuel;

          (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

          (viii) the share certificates of International Fuel to be delivered to the shareholders of Blencathia hereunder, in proper names and amounts, and bearing legends, if any, required and appropriate under applicable securities laws.

     21. Survival of Representations and Warranties. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

     22. Arbitration.

          22.1. Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Nevada.

          22.2. Consent to Jurisdiction, Situs and Judgement. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Nevada. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.
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AGREEMENT AND PLAN OF MERGER                                      PAGE NUMBER 11
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          22.3. Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

          22.4. Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

          22.5. Rules of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

          22.6. Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

          22.7. Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

          22.8. Covenant Not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

          22.9. Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

          22.10. Survival. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

AGREEMENT AND PLAN OF MEMBER                                      PAGE NUMBER 12
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     23.  General Provisions.

          23.1. Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

          23.2. Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          23.3. Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

          23.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

     If to Blencathia, to:

     Blencathia Corporation
     1504 R Street, N.W.
     Washington, D,C. 20009

     If to International Fuel, to:

     International Fuel Technology, Inc.
     7777 Bonhomme Avenue
     Suite 1920
     Clayton, Missouri 63105

     24. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

     25. Assignment. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     26. Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     27. Exchange Agent and Closing Date. The Exchange Agent shall be Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of

AGREEMENT AND PLAN OF MERGER                                     PAGE NUMBER 13
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all the conditions of Closing required herein, but not later than 5 days following execution of this agreement unless extended by mutual consent of the parties.

     28. Review of Agreement. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

     29. Schedules. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     30. Effective Date. This effective date of this agreement shall be the date the Articles of Merger are filed with the Secretary of State of the State of Nevada.

AGREEMENT AND PLAN OF MERGER                                     PAGE NUMBER 14
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                Signature Page to Agreement and Plan of Merger
                      between Blencathia Corporation and
                     International Fuel Technologies, Inc.

IN WITNESS WHEREOF, the parties have executed this agreement.


                              BLENCATHIA ACQUISITION CORPORATION

                              By  /s/ James M. Cassidy
                                -------------------------------------


                              INTERNATIONAL FUEL TECHNOLOGIES, INC.

                              By  /s/ Jonathon R. Burst
                                -------------------------------------
                                    President